UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 17, 2016

BOSTON PROPERTIES, INC.

BOSTON PROPERTIES LIMITED PARTNERSHIP

(Exact Name of Registrants As Specified in its Charter)

Boston Properties, Inc.	Delaware	1-13087	04-2473675
	(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Boston Properties Limited Partnership	Delaware	0-50209	04-3372948
	(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, Suite 1900, Boston, Massachusetts 02199

(Address of Principal Executive Offices) (Zip Code)

(617) 236-3300

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 17, 2016, Boston Properties, Inc.’s operating partnership, Boston Properties Limited Partnership (the “Company”), completed the issuance and sale of $1.0 billion aggregate principal amount of the Company’s 2.750% Senior Notes due 2026 (the “Notes”) pursuant to an underwriting agreement dated August 8, 2016 (the “Underwriting Agreement”), by and among the Company and Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and U.S. Bancorp Investments, Inc., as managers of the several underwriters named in Schedule II thereto (the “Underwriters”), whereby the Company agreed to sell and the Underwriters agreed to purchase from the Company, subject to and upon the terms and conditions set forth in the Underwriting Agreement, the Notes.

The net proceeds to the Company from the sale of the Notes, after deducting underwriting discounts and estimated transaction expenses, are estimated to be approximately $984.6 million. Concurrently with the closing of the offering, the Company used approximately $49.3 million of the net proceeds to settle certain forward-starting interest rate swap contracts that fixed the 10-year swap rate at a weighted-average rate of approximately 2.423% per annum on notional amounts aggregating $550.0 million. When the impact of these settlements is applied to the Notes, the effective GAAP interest rate of the Notes is approximately 3.498% per annum.

The Company plans to use the remaining net proceeds from the offering to fund the repayment of (i) a mortgage loan with an outstanding principal amount of approximately $344.8 million, which is secured by the Company’s Embarcadero Center Four property in San Francisco, California, matures on December 1, 2016 and has a stated interest rate of 6.10% per annum and (ii) a mortgage loan with an outstanding principal amount of $750.0 million, which is secured by the Company’s 599 Lexington Avenue property in New York City, matures on March 1, 2017 and has a stated interest rate of 5.57% per annum, both of which may be repaid without penalty beginning on September 1, 2016. The Company intends to use available cash to fund the balance of the total amount needed to repay these mortgages.

The Notes were issued under the Indenture, dated as of December 13, 2002, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), as supplemented by Supplemental Indenture No. 16 (“Supplemental Indenture No. 16”) dated as of August 17, 2016.

The offer and sale of the Notes were registered with the Securities and Exchange Commission (the “Commission”) pursuant to a registration statement on Form S-3 (File No. 333-196491-01) under the Securities Act of 1933, as amended (the “Securities Act”). The material terms of the Notes are described in a prospectus supplement filed by the Company with the Commission on August 9, 2016 pursuant to Rule 424(b)(5) under the Securities Act.

Copies of the Underwriting Agreement, Supplemental Indenture No. 16 and the form of the Notes are attached hereto as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference. The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Underwriting Agreement, Supplemental Indenture No. 16 and the form of the Notes.

Additionally, in connection with the filing of the Underwriting Agreement, the Company is filing the opinion and consent of its counsel, Goodwin Procter LLP, regarding the legality of the securities being registered as Exhibits 5.1 and 23.1 hereto, respectively, which are incorporated by reference into the Registration Statement on Form S-3 (File No. 333-196491-01).

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Exhibit

+1.1	Underwriting Agreement, dated August 8, 2016, by and among Boston Properties Limited Partnership and Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and U.S. Bancorp Investments, Inc., as managers of the several underwriters named in Schedule II thereto.

+4.1	Supplemental Indenture No. 16, dated as of August 17, 2016, between Boston Properties Limited Partnership and The Bank of New York Mellon Trust Company, N.A., as Trustee.

+4.2	Form of 2.750% Senior Notes due 2026 (attached as Exhibit A to Supplemental Indenture No. 16 filed as Exhibit 4.1 hereto).

+5.1	Opinion of Goodwin Procter LLP as to the legality of the securities being registered.

+23.1	Consent of Goodwin Procter LLP (contained in its opinion filed as Exhibit 5.1 and incorporated herein by reference).

+	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES, INC.

By:	/s/ Michael E. LaBelle
Michael E. LaBelle
Executive Vice President, Chief Financial Officer and Treasurer

BOSTON PROPERTIES LIMITED PARTNERSHIP

By:	Boston Properties, Inc., its General Partner

By:	/s/ Michael E. LaBelle
Michael E. LaBelle
Executive Vice President, Chief Financial Officer and Treasurer

Date: August 17, 2016